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                                                                      EXHIBIT 16



                     [LETTERHEAD OF PRICE WATERHOUSE LLP]


February 2, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:


                          Sunbelt Nursery Group, Inc.
                          ---------------------------

We have read Item 4 of Sunbelt Nursery Group, Inc.'s Form 8-K dated January 28, 1998 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,


/s/ Price Waterhouse LLP

Price Waterhouse LLP